Exhibit 31.1
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

I, Bassam Damaj, certify that:

1.	I have reviewed this Amendment No. 1 to quarterly report on Form 10-Q of Apricus Biosciences, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: November 30, 2010

/s/ Bassam Damaj
Bassam Damaj
Chief Executive Officer
[Principal Executive Officer]